Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

between

PENNANTPARK INVESTMENT CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Trustee

Dated as of October 21, 2021

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of October 21, 2021, is between PennantPark Investment Corporation, a Maryland corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below) unless otherwise defined herein.

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of January 22, 2013 (the “Base Indenture” and as amended and supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s debt securities evidencing its unsecured indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell $165,000,000 aggregate principal amount of the Company’s 4.00% Notes due 2026 (the “Notes”).

Sections 901(5) and 901(7) of the Base Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Base Indenture when there is no Security Outstanding of any series created prior to the execution of a supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (“Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Fifth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01 Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Securities having the title “4.00% Notes due 2026” and shall be designated as Senior Securities under the Indenture. The Notes shall bear a CUSIP number of 708062 AD6 and an ISIN number of US708062AD65.

(b) The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture) shall be $165,000,000. Under a Board Resolution, Officer’s Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity, CUSIP number and other terms as the Notes; provided that such Additional Notes must be part of the same issue as the Notes for U.S. federal income tax purposes if represented by the same CUSIP number as the Notes. Any Additional Notes and the existing Notes shall constitute a single series under the Indenture and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire Outstanding principal amount of the Notes shall be payable on November 1, 2026, unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d) The rate at which the Notes shall bear interest shall be 4.00% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be October 21, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be May 1 and November 1 of each year, commencing May 1, 2022 (provided, that if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day with the same force and effect as if made on the scheduled Interest Payment Date and no additional interest will accrue as a result of such delayed payment); the initial interest period will be the period from and including October 21, 2021 (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but not including, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but not including, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the Corporate Trust Office of the Paying Agent, which shall initially be the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that in the case of Notes that are not in global form, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(e) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Fifth Supplemental Indenture. Each Global Note shall represent the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(f) The depositary for such Global Notes shall be The Depository Trust Company, New York, New York. The Security Registrar with respect to the Global Notes shall be the Trustee.

(g) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture. Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1008 and 1009 of the Indenture.

(h) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes will be redeemable, in whole or in part, at any time, or from time to time, at the option of the Company, at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date:

A. 100% of the principal amount of the Notes to be redeemed, or

B. the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points;

provided, however, that if the Company redeems any Notes on or after August 1, 2026, the Redemption Price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Notes, on any Redemption Date, the following terms have the meanings set forth below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means each of (1) Raymond James & Associates, Inc. or its affiliates which are primary U.S. government securities dealers, (2) a primary U.S. government securities dealer selected by Keefe, Bruyette & Woods, Inc., (3) a primary U.S. government securities dealer selected by Truist Securities, Inc., and their respective successors; provided, however, that if any of the foregoing or its affiliates shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall select another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third Business Day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the Redemption Price will be final and binding absent manifest error.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, or sent electronically in accordance with Applicable Procedures with respect to Notes in global form, to each Holder of the Notes to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date, at the Holder’s address appearing in the Security Register.

All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture. If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the Redemption Date.

(iii) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected by the Trustee on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or in such other manner as the Trustee shall deem fair and appropriate, and in any case in accordance with the applicable procedures of the Depositary and in accordance with the Investment Company Act as directed by the Company. In the event of a redemption of this Note in part only, a new Note or Notes will be issued in the name of the Holder thereof upon the cancellation of the original Note; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portion of the Notes called for redemption hereunder.

(i) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(j) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(k) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity other than in accordance with Article Thirteen of the Indenture.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 101 of the Base Indenture in appropriate alphabetical sequence, as follows:

“Additional Notes” shall have the meaning provided in Section 1.01(b) of this Fifth Supplemental Indenture.

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the

Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Securities Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Securities Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any Subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Depositary” means, with respect to each Note in global form, The Depository Trust Company, until a successor shall have been appointed and becomes such person, and thereafter, Depositary shall mean or include such successor.

“Egan-Jones” means Egan-Jones Ratings Company, Inc. or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

“Investment Adviser” means PennantPark Investment Advisers, LLC.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade” means a rating of BBB- or better by Egan-Jones (or its equivalent under any successor rating categories of Egan-Jones) (or if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries and (iii) the Investment Adviser or an affiliate of the Investment Adviser that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means Egan-Jones; and if Egan-Jones ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Securities Exchange Act selected by the Company as a replacement agency for Egan-Jones.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Exchange Act, as such regulation is in effect on the original date of this Indenture (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP).

“Surviving Person” shall have the meaning provided in Section 8.01 of this Fifth Supplemental Indenture.

“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 2.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 101 of the Base Indenture shall be amended by replacing the definition of “Business Day” included therein in its entirety with the following:

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

Section 2.03 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 101 of the Base Indenture shall be amended by replacing the definition of “Subsidiary” included therein in its entirety with the following:

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries under this Indenture shall refer to Subsidiaries of the Company. In addition, for purposes of this definition, “Subsidiary” shall exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its Subsidiaries.

ARTICLE III

SECURITIES FORM

Section 3.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Two of the Base Indenture shall be amended by adding the following new Section 204 thereto, as set forth below:

“Section 204. Certificated Securities.

Notwithstanding anything to the contrary, Securities in physical, certificated form will be issued and delivered to each person that the Depositary identifies as a beneficial owner of the related Securities only if:

(1) the Depositary notifies the Company at any time that it is unwilling or unable to continue as depositary for the Securities in global form and a successor depositary is not appointed within 90 days;

(2) the Depositary ceases to be registered as a clearing agency under the Securities Exchange Act and a successor depositary is not appointed within 90 days; or

(3) an Event of Default with respect to the Securities has occurred and is continuing and such beneficial owner requests that its Securities be issued in physical, certificated form.”

ARTICLE IV

REMEDIES

Section 4.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 501 of the Base Indenture shall be amended by replacing clause (2) thereof in its entirety with the following:

“(2) default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its Maturity, including upon any Redemption Date or required repurchase date; or”

Section 4.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 501 of the Base Indenture shall be amended by replacing clause (6) thereof in its entirety with the following:

“(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case or proceeding, or

(B) adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

(C) appoints a Custodian of the Company or for all or substantially all of its property, or

(D) orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and undischarged and in effect for a period of 90 days.”

Section 4.03 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 501 of the Base Indenture shall be amended by replacing clause (7) thereof in its entirety with the following:

“(7) default by the Company or any of its Significant Subsidiaries, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(8) if, pursuant to Sections 18(a)(1)(C)(ii) and 61 of the Investment Company Act, or any successor provisions, on the last business day of each of twenty-four consecutive calendar months any class of Securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%, giving effect to any amendments to such provisions of the Investment Company Act or to any exemptive relief granted to the Company by the Commission”.

Section 4.04 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 502 of the Base Indenture shall be amended by replacing the first paragraph thereof in its entirety with the following:

“If an Event of Default with respect to the Securities occurs and is continuing, then and in every such case (other than an Event of Default specified in Section 501(5) or 501(6)), the Trustee or the holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Outstanding Securities), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable; provided that 100% of the principal of, and accrued and unpaid interest on, the Outstanding Securities will automatically become due and payable in the case of an Event of Default specified in Section 501(5) or 501(6) hereof.”

Section 4.05 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 507 of the Base Indenture shall be amended by replacing clause (3) thereof in its entirety with the following:

“(3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred incompliance with such request;”

Section 4.06 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 512 of the Base Indenture shall be amended by replacing clause (3) thereof in its entirety with the following:

“(3) the Trustee need not take any action that it determines in good faith might involve it in personal liability or be unjustly prejudicial to the Holders of Securities of such series not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders).”

ARTICLE V

COVENANTS

Section 5.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1006 of the Base Indenture shall be amended by replacing Section 1006 thereof in its entirety with the following:

“Section 1006. [RESERVED.]”

Section 5.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by replacing Section 1007 thereof in its entirety with the following:

“Section 1007. Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition, as specified pursuant to Section 301(15), for Securities of any series, in any covenants of the Company added to Article Ten pursuant to Section 301(14) or Section 301(15) in connection with the Securities of a series, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.”

Section 5.03. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 1008 and 1009 thereto, each as set forth below:

“Section 1008. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, giving effect to any exemptive relief granted to the Company by the Commission.”

“Section 1009. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable. Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates).”

ARTICLE VI

DEFEASANCE AND COVENANT DEFEASANCE

Section 6.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Fourteen of the Base Indenture shall be amended by replacing Section 1403 thereof in its entirety with the following:

“Section 1403. Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released, if specified pursuant to Section 301, from its obligations under any covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(4) or 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby. Following a covenant defeasance, payment of such Securities may not be accelerated because of an Event of Default solely by reference to such Sections specified above in this Section 1403.”

ARTICLE VII

THE TRUSTEE

Section 7.01 Neither the Trustee nor any Paying Agent shall be responsible for determining whether any Change of Control or Below Investment Grade Rating Event has occurred and whether any Change of Control offer with respect to the Notes is required.

Section 7.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 602 of the Base Indenture shall be amended by replacing clause (5) thereof in its entirety with the following:

“(5) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.”

ARTICLE VIII

OFFER TO REPURCHASE UPON A

CHANGE OF CONTROL REPURCHASE EVENT

Section 8.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Thirteen of the Base Indenture shall be amended by replacing Sections 1301 to 1305 thereto in their entirety with the following:

“Section 1301. Change of Control.

If a Change of Control Repurchase Event occurs, unless the Company shall have exercised its right to redeem the Notes in full, the Company shall make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount there above) of that Holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.

To the extent that the provisions of any securities laws or regulations conflict with this Section 1301, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1301 by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(2) deposit with the Paying Agent by 11:00 am New York City time, an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate upon receipt of a Company Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If any Repayment Date upon a Change of Control Repurchase Event falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.”

ARTICLE IX

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 9.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 801 of the Base Indenture shall be amended by replacing Section 801 in its entirety with the following:

“Section 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition; and provided further that this Section 801 shall not apply to any sale, transfer, lease, conveyance, or other disposition of all or substantially all of the Company’s property to a wholly owned Subsidiary) in one transaction or series of related transactions unless:

(1) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company or trust organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia;

(2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Outstanding Securities, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 801, that all conditions precedent in this Indenture relating to such transaction have been complied with.

For the purposes of this Section 801, the sale, transfer, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.”

Section 9.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 802 of the Base Indenture shall be amended by replacing Section 802 in its entirety with the following:

“Section 802. Successor Person Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and in the event of any such conveyance or transfer, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and coupons and may be dissolved and liquidated.”

ARTICLE X

REDEMPTION OF SECURITIES

Section 10.01 In the event of any conflict between the terms relating to redemption set forth in Section 1.01(h) of this Fifth Supplemental Indenture and Article Eleven of the Base Indenture, the terms set forth in this Fifth Supplemental Indenture shall control.

Section 10.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1103 of the Base Indenture shall be amended by replacing Section 1103 in its entirety with the following:

“Section 1103. Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities are to be redeemed at any time, and the Securities are global Securities, the Securities to be redeemed will be selected by the Trustee in accordance with applicable Depositary procedures. If the Securities to be redeemed or repurchased are not global Securities then held by the Depositary, the Trustee shall select the Securities to be redeemed (i) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed, (ii) on a pro rata basis to the extent practicable or (iii) to the extent that selection on a pro rata basis is not practicable by lot or such other similar method the Trustee deems to be fair and appropriate from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, not less than 30 nor more than 60 days prior to the redemption date; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.”

ARTICLE XI

DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1404 of the Base Indenture shall be amended by replacing clause (a) thereof in its entirety with the following:

“(a) The Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for the benefit of, and dedicated solely to, the Holders of such Securities and any coupons appertaining thereto, (1) an amount (in such Currency in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity) or (2) Government Obligations applicable to such Securities and coupons appertaining thereto determined on the basis of the Currency in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.”

Section 11.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1405 of the Base Indenture shall be amended by replacing the final paragraph thereof in its entirety with the following:

“Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.”

ARTICLE XII

MISCELLANEOUS

Section 12.01 This Fifth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, the imposed duties will control.

Section 12.02 In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.03 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Fifth Supplemental Indenture. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 12.04 The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Fifth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

Section 12.05 The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 12.06 No past, present or future director, officer, employee, incorporator, or stockholder of the Company shall have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder shall have been deemed to waive and release all such liability, and such waiver and release are part of the consideration for issuance of the Notes.

Section 12.07 Notwithstanding anything else to the contrary herein, the terms and provisions of this Fifth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture and this Fifth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 12.08 The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur H. Penn
Name: Arthur H. Penn
Title: Chief Executive Officer

[Signature Page to Fifth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:	/s/ M. Asher F. Richelli
Name: M. Asher F. Richelli
Title: Executive Vice President, General Counsel

[Signature Page to Fifth Supplemental Indenture]

Exhibit A – Form of Global Note

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PennantPark Investment Corporation

No.		$
CUSIP No. 708062
AD6 ISIN No.
US708062AD65

4.00% Notes due 2026

PennantPark Investment Corporation, a corporation duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                 dollars (U.S. $                ), or such other principal sum as shall be set forth in the Schedule of Increases or Decreases attached hereto, on November 1, 2026, and to pay interest thereon from October 21, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 of each year, commencing May 1, 2022 (provided, that if an Interest Payment Date falls on a day that is not a Business Day in The City of New York, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment), at the rate of 4.00% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Paying Agent, which shall initially be the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by the Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PENNANTPARK INVESTMENT CORPORATION

By:
Name:
Title:

Attested by:

PENNANTPARK INVESTMENT CORPORATION

By:____________________________________
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Trustee

By:
Authorized Signatory

[BACK OF NOTE]

PennantPark Investment Corporation

4.00% Notes due 2026

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 22, 2013 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and American Stock Transfer & Trust Company, LLC, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Fifth Supplemental Indenture, relating to the Securities, dated as of October 21, 2021, by and between the Company and the Trustee (herein called the “Fifth Supplemental Indenture”; and together with the Base Indenture, the “Indenture”). In the event of any conflict between the Base Indenture and the Fifth Supplemental Indenture, the Fifth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $165,000,000. Under a Board Resolution, an Officer’s Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity, CUSIP number and other terms as the Securities, provided that such Additional Securities must be part of the same issue as the Securities for U.S. federal income tax purposes if represented by the same CUSIP number as the Notes. Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of Outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, at a Redemption Price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date:

(a)	100% of the principal amount of the Securities to be redeemed, or

(b)

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points; provided, however, that if the Company redeems any Securities on or after August 1, 2026, the Redemption Price for the Securities will be equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Securities, on any Redemption Date, the following terms have the meanings set forth below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third Business Day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means each of (1) Raymond James & Associates, Inc. or its affiliates which are primary U.S. government securities dealers, (2) a primary U.S. government securities dealer selected by Keefe, Bruyette & Woods, Inc., (3) a primary U.S. government securities dealer selected by Truist Securities, Inc., and their respective successors; provided, however, that if any of the foregoing or its affiliates shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall select another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the Redemption Price will be final and binding absent manifest error.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, or sent electronically in accordance with Applicable Procedures with respect to Notes in global form, to each Holder of the Securities to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the particular Securities to be redeemed will be selected by the Trustee on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable for any reason, by lot or in such other manner as the Trustee shall deem fair and appropriate, and in any case in accordance with the applicable procedures of the Depositary and in accordance with the Investment Company Act as directed by the Company. In the event of a redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

Holders will have the right to require the Company to repurchase their Securities upon the occurrence of a Change of Control Repurchase Event as set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing (other than Events of Default related to certain events of bankruptcy, insolvency or reorganization as set forth in the Indenture), the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the case of certain events of bankruptcy, insolvency or reorganization described in the Indenture, 100% of the principal of and accrued and unpaid interest on the Securities will automatically become due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your
Signature:_____________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1301 of the Indenture, check the box below:

☐ Section 1301

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1301 of the Indenture, state the amount you elect to have purchased: $______________________________________

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification
No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

The initial principal amount of this Global Note is $                . The following increases and decreases to this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or DTC Custodian